Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c) and 457(h)	3,750,000	$4.66	$17,475,000	0.00015310	$2,675.42
Fees to Be Paid	Total Registration Fee:							$2,675.4380
Carry Forward Securities
Carry Forward Securities	–	–	–	–	–	–	–	–
	Total Offering Amounts					$17,475,000		$2,675.4380
	Total Fees Previously Paid							–
	Total Fee Offsets							–
	Net Fee Due							$2,675.42

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”), of BitMine Immersion Technologies, Inc. (the “Registrant”) which become issuable under the BitMine Immersion Technologies, Inc. 2025 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(2)	Represents 75,000,000 shares of Common Stock (3,750,000 post the Company’s 1-for-20 reverse stock split) that were approved for issuance under the Plan on May 9, 2025 by the Registrant’s Board of Directors and which will be submitted for shareholder approval at the Registrant’s next annual meeting of the shareholders.
(3)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the Common Stock on the NYSE American stock exchange on June 18, 2025.
(4)	The Registrant does not have any fee offsets.